EXHIBIT 10.10
                     GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.
                             1999 EQUITY AWARD PLAN


                                   ARTICLE I.

                                     PURPOSE

     The purpose of the Golden Books Family Entertainment, Inc. 1999 Equity Award Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer employees and consultants of the Company and its Affiliates who are in position to contribute materially to the long-term success of the Company, stock based incentives in the Company in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company's stockholders. The Plan is effective as of the date set forth in Article XIV.


                                   ARTICLE II.

                                   DEFINITIONS

     For purposes of the Plan, the following terms shall have the following meanings:

          2.1. "Acquisition Events" shall have the meaning set forth in Section 4.2(d).

          2.2. "Affiliate" shall mean other than the Company, (i) any corporation in an unbroken chain of corporations beginning with the Company, or in the event the Company is a Subsidiary, beginning with the Company's Parent, which owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (ii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; or (iii) any other entity, approved by the Committee as an Affiliate under the Plan, in which the Company or any of its Affiliates has a material equity interest.

          2.3. "Award" shall mean, individually or collectively, a grant under this Plan of Stock Options or Restricted Stock or Performance Shares.

          2.4. "Award Agreement" shall mean the written agreement, as approved by the Committee, entered into between a Participant and the Company setting forth the terms and conditions of any Award hereunder.

          2.5. "Board" shall mean the Board of Directors of the Company.

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          2.6. "Cause" shall mean , unless otherwise determined by the Committee at grant, or, if no rights of the Participant are reduced, thereafter, termination due to a Participant's, fraud, willful misconduct or refusal to attempt to perform services (for any reason other than illness or incapacity), as determined by the Committee in its sole discretion;
     provided that with respect to any Eligible Employee who has entered into an Employment Agreement with the Company or any Affiliate, "Cause" shall have the meaning specified in such agreement at the time of grant.

          2.7. "Change of Control" shall have the meaning set forth in Article X of this Plan.

          2.8. "Code" shall mean the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision.

          2.9. "Committee" shall mean a committee or subcommittee of the Board appointed from time to time by the Board, which committee or subcommittee shall be intended to consist of two (2) or more non-employee directors, each of whom shall be, to the extent required by Rule 16b-3 a "non-employee director" as defined in Rule 16b-3 and, to the extent required by Section 162(m) of the Code, an "outside director" as defined under Section 162(m) of the Code. Notwithstanding the foregoing, if and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee under this Plan shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b-3 or Section 162(m) of the Code shall not affect the validity of the Awards, grants, interpretations or other actions of the Committee.

          2.10. "Common Stock" shall mean, subject to Section 4 hereof, the common stock, $.01 par value per share, of the Company.

          2.11. "Company" shall mean Golden Books Family Entertainment, Inc., a Delaware corporation, and its successors and assigns.

          2.12. "Consultant" shall mean any person who is engaged to perform services for the Company and/or its Affiliates other than as an employee or director of the Company or any Affiliate.

          2.13. "Disability" shall mean, unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, an individual's inability, as determined by the Committee, to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, provided, that with respect to any Eligible Employee who has entered into an Employment Agreement with the Company or any Affiliate, "Disability" shall have the meaning specified in such agreement at the time of grant.


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          2.14. "Eligible Employee" shall mean an employee of the Company or an
     Affiliate who is eligible to be granted Stock Options, Restricted Stock and Performance Shares under the Plan.

          2.15. "Employment Agreement" shall mean an agreement between the Eligible Employee and the Company or any Affiliate, that governs an Eligible Employee's employment relationship with the Company or any Affiliate, as amended from time to time.

          2.16. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          2.17. "Fair Market Value" for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the last sales price reported for the Common Stock on the applicable date (i) as reported on the principal national securities exchange on which it is then traded or the Nasdaq Stock Market, Inc. or (ii) if not traded on any such national securities exchange or the Nasdaq Stock Market, Inc., as quoted on an automated quotation system sponsored by the National Association of Securities Dealers. If the Common Stock is not readily tradable on a national securities exchange, the Nasdaq Stock Market, Inc., or any automated quotation system sponsored by the National Association of Securities Dealers, its Fair Market Value shall be set in good faith by the Committee. For purposes of the grant of any Stock Option, the applicable date shall be the date on which the Option is granted or, if the sale of the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the sale of the Common Stock was reported or quoted. Notwithstanding anything in this
     Section 2.17 to the contrary, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, the "Fair Market Value" of any Stock Option granted under this Plan as of the "effective date" (as defined in the Joint Plan of Reorganization) (the "Reorganization Effective Date"), shall mean the average of the last sales price reported for the Common Stock on the Nasdaq Stock Market, Inc for each of the trading days during the thirty (30) day period commencing on the Reorganization Effective Date.

          2.18. "Good Reason" with respect to any Eligible Employee who has entered into an Employment Agreement with the Company or any Affiliate, shall have the meaning specified in such agreement as of the Award's grant date (which meaning shall be incorporated into the Eligible Employee's Award Agreement). With respect to any other Eligible Employee, unless otherwise determined by the Committee at grant, or, if no rights of the Participant are reduced, thereafter, without an Eligible Employee's consent
     (i) a change in the employee's location of employment beyond a 75 mile radius from New York City that is not part of a general relocation of corporate officers, (ii) a material diminution in the nature and scope of the Eligible Employee's authority and duties from those exercised or performed by the employee as of the Reorganization Effective Date or (iii) a reduction in the Eligible Employee's salary or benefits unless such reduction is applicable to substantially all officers of the Company or any applicable Affiliate;

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     provided that the Eligible Employee shall be deemed to have consented to any such action if the employee does not notify the Company in writing to the contrary within sixty (60) days following the occurrence of any such event, and further provided that the Company shall have thirty (30) days after receipt of such notice to cure the deficiency.

          2.19. "Incentive Stock Option" shall mean any Stock Option awarded under the Plan intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

          2.20. "Joint Plan of Reorganization" shall mean the Golden Books Family Entertainment, Inc. Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated as of May 13, 1999.

          2.21. "Non-Qualified Stock Option" shall mean any Stock Option awarded under the Plan that is not an Incentive Stock Option.

          2.22. "Parent" shall mean any parent corporation of the Company within the meaning of Section 424(e) of the Code.

          2.23. "Participant" shall mean any Eligible Employee or Consultant to whom an Award has been made under this Plan.

          2.24. "Performance Criteria" shall have the meaning set forth in Exhibit A appended hereto.

          2.25. "Performance Goal" shall mean the objective performance goals established by the Committee in accordance with Section 162(m) of the Code and based on or more Performance Criteria.

          2.26. "Performance Period" shall have the meaning set forth in Section 8.1.

          2.27. "Performance Share" shall mean an Award made pursuant to Article VIII of this Plan of the right to receive Common Stock or, as determined by the Committee in its sole discretion, cash of an equivalent value at the end of the Performance Period or thereafter.

          2.28. "Plan" shall mean the Golden Book Family Entertainment, Inc. 1999 Equity Award Plan.

          2.29. "Restricted Stock" shall mean any Common Stock issued pursuant to Article VII herein.

          2.30. "Restriction Period" shall mean the period set forth in Section 7.3(a) with respect to Restricted Stock.


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          2.31. "Retirement" shall mean a Termination of Employment by a
     Participant who has attained (i) at least age sixty-five (65); or (ii) such earlier date after age fifty-five (55) as approved by the Committee, in its sole discretion, without regard to whether the termination is treated as a "retirement" for any other purposes.

          2.32. "Rule 16b-3" shall mean Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provisions.

          2.33. "Stock Option" shall mean any option to purchase shares of Common Stock granted to an Eligible Employee or Consultant under the Plan.

          2.34. "Subsidiary" shall mean any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

          2.35. "Ten Percent Stockholder" shall mean a person owning stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries or its Parent.

          2.36. "Termination of Consultancy" shall mean the termination of a Consultant's consultancy arrangement with the Company and all Affiliates. In the event an entity shall cease to be an Affiliate, there shall be deemed a Termination of Consultancy of any individual who is not otherwise a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate.

          2.37. "Termination of Employment," except as provided in the next sentence, shall mean (i) a termination of a Participant's employment with the Company and all Affiliates (for reasons other than a military or personal leave of absence granted by the Company or any Affiliate); or (ii) when an entity that is employing a Participant ceases to be an Affiliate, unless the Participant thereupon is or becomes employed by the Company or another Affiliate. The Committee may otherwise define Termination of Employment in the Option grant or, if no rights of the Participant are reduced, may otherwise define Termination of Employment thereafter, including, but not limited to, defining Termination of Employment with regard to entities controlling, under common control with or controlled by the Company rather than just the Company and its Affiliates and/or entities that provide substantial services to the Company or its Affiliates to which the Participant has transferred directly from the Company or its Affiliates at the request of the Company.

          2.38. "Transfer" or "Transferred" shall mean anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer.

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                                  ARTICLE III.

                                 ADMINISTRATION

          3.1. THE COMMITTEE. The Plan shall be administered and interpreted by the Committee.

          3.2. AWARDS. The Committee shall have full authority to grant, pursuant to the terms of the Plan, Awards to Eligible Employees and Consultants and to otherwise administer the Plan. All Awards shall be granted by, confirmed by, and subject to the terms of an Award Agreement. In particular, the Committee shall have the authority:

               (a) to select the Eligible Employees and Consultants to whom Awards may from time to time be granted hereunder;

               (b) to determine whether and to what extent Awards are to be granted hereunder to one or more Eligible Employees or Consultants;

               (c) to determine, in accordance with the terms of the Plan, the number of shares of Common Stock to be covered by each Award granted hereunder;

               (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award, and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

               (e) to determine whether, to what extent and under what circumstances to provide loans that shall be on a recourse basis and shall bear interest at the rate the Committee shall provide) to Eligible Employees and Consultants in order to exercise Stock Options under this Plan or to purchase Restricted Stock under the Plan;

               (f) to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option or whether an Award is intended to satisfy Section 162(m) of the Code; and

               (g) to determine whether to require an Eligible Employee or Consultant, as a condition of the granting of any Award, not to sell or otherwise dispose of shares of Common Stock acquired pursuant to the exercise of a Stock Option or any other Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Stock Option or Award.


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          3.3. GUIDELINES. Subject to Article XI hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry the Plan into effect, but only to the extent any such action would be permitted under the applicable provisions of both Rule 16b-3 and Section 162(m) of the Code. The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to, the taxes of, countries other than the United States to comply with applicable tax and securities laws. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3 and Section 162(m) of the Code and shall be limited, construed and interpreted in a manner so as to comply therewith.

          3.4. DECISIONS FINAL. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of the Company, the Board or the Committee, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

          3.5. RELIANCE ON COUNSEL. The Company, the Board or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

               3.6. PROCEDURES. The Board may, but need not, designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places including, without limitation, by telephone conference or by written consent, as the Committee shall deem advisable. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members in accordance with the By-Laws of the Company shall be fully as effective as if it had been made by a vote at a meeting duly called and held. The Committee may keep minutes of its meetings and may make such rules and regulations for the conduct of its business as it shall deem advisable.


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          3.7. DESIGNATION OF CONSULTANTS/LIABILITY.

               (a) The Committee may designate officers of the Company and professional advisors to assist the Committee in the administration of the Plan and may grant authority to officers to execute agreements or other documents on behalf of the Committee.

               (b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to paragraph
          (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance, each officer and member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him under the Plan.


                                   ARTICLE IV.

                           SHARE AND OTHER LIMITATIONS

          4.1. SHARES.

               (a) GENERAL LIMITATION. The aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed ten percent (10%), on a fully diluted basis, of the shares of the Common Stock outstanding on the

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          Reorganization Effective Date (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. Notwithstanding the preceding sentence, the aggregate number of shares of Common Stock that may be issued under the Plan subject to the Award of ISO's shall be 400,000. To the extent that an Incentive Stock Option is disqualified and no longer an Incentive Stock Option, the number of shares of Common Stock underlying the Stock Option shall continue to count against the aggregate limit of shares of Common Stock that may be subject to Awards hereunder. If any Stock Option granted under this Plan expires, terminates or is canceled for any reason without having been exercised in full or the Company repurchases any Stock Option, the number of shares of Common Stock underlying such unexercised or repurchased Stock Option shall again be available for the purposes of Awards under this Plan. If any shares of Restricted Stock or Performance Shares awarded under this Plan to a Participant are forfeited or repurchased by the Company for any reason, the number of forfeited or repurchased shares of Restricted Stock or Performance Shares shall again be available for the purposes of Awards under this Plan.

               (b) INDIVIDUAL PARTICIPANT LIMITATIONS. (i) The maximum number of shares of Common Stock subject to any award of Performance Shares or shares of Restricted Stock for which the grant of such Award or the lapse of the relevant Restriction Period is subject to the attainment of Performance Goals, that may be granted under this Plan during any fiscal year of the Company to an Eligible Employee or Consultant shall be 500,000 shares per type of Award (subject to any increase or decrease pursuant to Section 4.2).

                    (ii) The maximum number of shares of Common Stock subject to the award of any Stock Option that may be granted under this Plan during any fiscal year by the Company to an Eligible Employee or Consultant shall be 500,000 shares.

                    (iii) There are no annual individual Eligible Employee or
               Consultant share limitations on Restricted Stock for which the grant of such Award or the lapse of the relevant Restriction Period is not subject to attainment of Performance Goals in accordance with Section 7.3(a)(ii) hereof.

                    (iv) The individual Participant limitations set forth in
               this Section 4.1(b) shall be cumulative; that is, to the extent that shares of Common Stock for which Awards are permitted to be granted to an Eligible Employee or a Consultant during a fiscal year are not covered by an Award to such Eligible Employee or Consultant in a fiscal year, the number of shares of Common Stock available for Awards to such Eligible

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               Employee or Consultant shall automatically increase in the subsequent fiscal years during the term of the Plan until used.

          4.2. CHANGES.

               (a) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company or Affiliates, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Common Stock, the authorization or issuance of additional shares of Common Stock, the dissolution or liquidation of the Company or Affiliates, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

               (b) Subject to Section 4.2(d), in the event of any change in the capital structure or business of the Company by reason of any stock dividend or extraordinary dividend, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, non-cash distributions with respect to its outstanding Common Stock or capital stock other than Common Stock, reclassification of its capital stock, any sale or transfer of all or part of the Company's assets or business, or any similar change affecting the Company's capital structure or business and the Committee determines in good faith that an adjustment is necessary or appropriate under the Plan to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan or as otherwise necessary to reflect the change, then the aggregate number and kind of shares which may be issued under Section 4.1 of the Plan, the number and kind of shares or other property (including cash) subject to outstanding Awards under the Plan and the purchase or exercise price thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan or as otherwise necessary to reflect the change, and any such adjustment determined by the Committee in good faith shall be binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns.

               (c) Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise. No fractional shares of Common Stock shall be issued under the Plan. The Committee may, in its sole discretion, pay cash in lieu of any fractional shares of Common Stock in settlement of Awards under the Plan. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

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               (d) In the event of a merger or consolidation in which the
          Company is not the surviving entity or in the event of any transaction that results in the acquisition of all or substantially all of the Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company's assets (all of the foregoing being referred to as "Acquisition Events"), then the Committee may, in its sole discretion, terminate all outstanding Stock Options granted to Eligible Employees and Consultants, effective as of the date of the Acquisition Event, by delivering notice of termination to each such Participant at least twenty (20) days prior to the date of consummation of the Acquisition Event; provided, that during the period commencing on the date on which such notice of termination is delivered to the Participant and ending immediately prior to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his other Stock Options that are then outstanding (whether vested or not vested and without regard to any limitations on exercisability otherwise contained in the Stock Option) but any such exercise contingent on the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise shall be null and void. If an Acquisition Event occurs, to the extent the Committee does not terminate the outstanding Stock Options pursuant to this Section 4.2(d), then the provisions of
          Section 4.2(b) shall apply.


                                   ARTICLE V.

                                   ELIGIBILITY

     5.1. GENERAL ELIGIBILITY. All Eligible Employees and Consultants and prospective employees of and consultants to the Company and its Affiliates are eligible to be granted Non-Qualified Stock Options, Restricted Stock and Performance Shares under this Plan. Eligibility for the grant of an Award and actual participation in this Plan shall be determined by the Committee in its sole discretion. The vesting and exercise of Awards granted to a prospective employee or consultant shall be conditioned upon such individual actually becoming an Eligible Employee or Consultant.

     5.2. INCENTIVE STOCK OPTIONS. All Eligible Employees of the Company, its Subsidiaries and Parent are eligible to be granted Incentive Stock Options under this Plan. Eligibility for the grant of an Award and actual participation in this Plan shall be determined by the Committee in its sole discretion.


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                                   ARTICLE VI.

                               STOCK OPTION GRANTS

     6.1. OPTIONS. Stock Options granted hereunder shall be one of two types:
(i) an Incentive Stock Option or (ii) a Non-Qualified Stock Option.

     6.2. GRANTS. The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify, shall constitute a separate Non-Qualified Stock Option. The Committee shall have the authority to grant any Consultant one or more Non-Qualified Stock Options. Notwithstanding any other provision of this Plan or any provision of an Award Agreement, any Stock Option granted to an Eligible Employee of an Affiliate that is not a Parent or Subsidiary, shall be a Non-Qualified Option.

     6.3. TERMS OF STOCK OPTIONS. Stock Options granted under this Article VI shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

          (a) EXERCISE PRICE. The exercise price per share of Common Stock subject to an Incentive Stock Option or a Non-Qualified Stock Option, shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value of a share of Common Stock at the time of grant; provided, however, that if an Incentive Stock Option is granted to a Ten Percent Stockholder, the exercise price shall be no less than 110% of the Fair Market Value of the Common Stock at the time of grant.

          (b) STOCK OPTION TERM. The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than ten (10) years after the date the Stock Option is granted; and further provided that, the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five (5) years.

          (c) EXERCISABILITY. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its sole discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at, or after, grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Options may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

          (d) METHOD OF EXERCISE. Subject to any limitations placed on the exercisability of a Stock Option under subsection (c) above, Stock Options may be exercised in whole or in part at any time during the Stock Option term, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) if the Common Stock is traded on a national securities exchange, the Nasdaq Stock Market, Inc. or quoted on a national quotation system sponsored by the National Association of Securities Dealers, through a "cashless exercise" procedure whereby the Participant delivers irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee. No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

          (e) INCENTIVE STOCK OPTION LIMITATIONS. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or Parent exceeds $100,000, such Options shall be treated as Stock Options that are not Incentive Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or Parent at all times from the time the Stock Option is granted until three (3) months prior to the date of exercise (or such other period as required by applicable law), such option shall be treated as Non-Qualified Stock Option. Should any provision of this Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options or should any additional provisions be required, the Committee may amend this Plan accordingly, without the necessity of obtaining the approval of the Stockholders of the Company.

          (f) FORM, MODIFICATION, EXTENSION AND RENEWAL OF STOCK OPTIONS. Subject to the terms and conditions and within the limitations of the Plan, Stock Options shall be evidenced by an Award Agreement, and the Committee may (i) modify, extend or renew outstanding Stock Options granted under the Plan (provided that the rights of a Participant are not reduced without his consent) and (ii) accept the surrender of outstanding Stock Options (up to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised).

          (g) OTHER TERMS AND CONDITIONS. Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

                                  ARTICLE VII.

                                RESTRICTED STOCK

          7.1. AWARDS OF RESTRICTED STOCK. Shares of Restricted Stock may be issued to Eligible Employees or Consultants either alone or in addition to other Awards granted under this Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, subject to Section 7.2, the price (if any) to be paid by the recipient, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance goals, including established Performance Goals in accordance with Section 162(m) of the Code, or such other factors as the Committee may determine, in its sole discretion.

          7.2. AWARDS AND CERTIFICATES. An Eligible Employee or Consultant selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered to the Company a fully executed copy of the applicable Award Agreement relating thereto and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

               (a) PURCHASE PRICE. The purchase price of Restricted Stock shall be fixed by the Committee, provided that any such purchase price may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

               (b) ACCEPTANCE. Awards of Restricted Stock must be accepted within a period of 90 days (or such shorter period as the Committee may specify at grant) after the Award date by executing a Restricted Stock Award Agreement and by paying whatever price (if any) the Committee has designated thereunder.

               (c) LEGEND. Each Participant receiving shares of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

               "The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Golden Books

          Family Entertainment Inc. (the "Company") 1999 Equity Award Plan (the "Plan") and an Agreement entered into between the registered owner and the Company dated ____________. Copies of such Plan and Agreement are on file at the principal office of the Company."

               (d) CUSTODY. The Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition to the grant of such Award of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

          7.3. RESTRICTIONS AND CONDITIONS ON RESTRICTED STOCK AWARDS. Shares of Restricted Stock awarded pursuant to this Plan shall be subject to Article IX and the following restrictions and conditions:

               (a) RESTRICTION PERIOD; VESTING AND ACCELERATION OF VESTING.

                    (i) Shares of Restricted Stock shall (x) vest in accordance with the terms and conditions determined by the Committee in its sole discretion, (including, without limitation, any service and Performance Goal criteria) and (y) may not be Transferred during the period or periods set by the Committee (the "Restriction Period"). The Committee may, in its sole discretion, (x) provide for the lapse of any restrictions in installments (in whole or in part), (y) accelerate the vesting of all or any portion of any Restricted Stock Award or (z) waive the deferral limitations for all or any part of any Restricted Stock Award.

                    (ii) OBJECTIVE PERFORMANCE GOALS, FORMULAE OR STANDARDS. If
               the grant of shares of Restricted Stock or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the Performance Goals and the applicable vesting percentage of the Restricted Stock award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. With regard to a Restricted Stock Award that is intended to comply with Section 162(m) of the Code, to the extent any such provision would create impermissible discretion under
               Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect. The applicable Performance Goals shall be based on one or more of the Performance Criteria set forth in Exhibit A hereto.

               (b) RIGHTS AS STOCKHOLDER. Except as provided in this subsection
          (b) and subsection (a) above and as otherwise determined by the Committee, a Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. The Committee may, in its sole discretion, determine at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period.

               (c) LAPSE OF RESTRICTIONS. Any stock certificates representing shares of Restricted Stock awarded hereunder that (i) have not been forfeited and (ii) have not previously been delivered to a Participant, shall be delivered to the Participant upon the expiration of any applicable Restriction Period. All legends shall be removed from said certificates at the expiration of the Restriction Period except as otherwise required by applicable law.


                                  ARTICLE VIII.

                               PERFORMANCE SHARES

          8.1. AWARD OF PERFORMANCE SHARES. Performance Shares may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall, in its sole discretion, determine the Eligible Employees and Consultants to whom and the time or times at which such Performance Shares shall be awarded, the duration of the period (the "Performance Period") during which, and the conditions under which, a Participant's right to Performance Shares will be vested and the other terms and conditions of the Award in addition to those set forth in Section 8.2.

          Each Performance Share awarded shall be referenced to one share of Common Stock. Except as otherwise provided herein, the Committee shall condition the right to payment of any Performance Share Award upon the attainment of objective Performance Goals established pursuant to Section 8.2(c) below and such other non-performance based factors or criteria as the Committee may determine in its sole discretion.

          8.2. TERMS AND CONDITIONS. A Participant selected to receive Performance Shares shall not have any rights with respect to such shares, unless and until such Participant has delivered a fully executed copy of a Performance Share Award Agreement evidencing the Award to the Company and has otherwise complied with the following terms and conditions:

               (a) EARNING OF PERFORMANCE SHARE AWARD. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the Performance Goals established pursuant to Section 8.2(c) are achieved and the percentage of each Performance Share Award that has been earned.

               (b) PAYMENT. Following the Committee's determination in accordance with subsection (a) above, shares of Common Stock or, as determined by the Committee in its sole discretion, the cash equivalent of such shares shall be delivered to the Participant, in an amount equal to such Participant's earned Performance Share Award. Notwithstanding the foregoing, except as may be set forth in the Award Agreement covering the Award, the Committee may, in its sole discretion and in accordance with Section 162(m) of the Code, award an amount less than the earned Performance Share Award and/or subject the payment of all or part of any Performance Share Award to additional vesting and forfeiture conditions as it deems appropriate.

               (c) OBJECTIVE PERFORMANCE GOALS, FORMULAE OR STANDARDS. The Committee shall establish the objective Performance Goals for the earning of Performance Shares based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under
          Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect. The applicable Performance Goals shall be based on one or more of the Performance Criteria set forth in Exhibit A hereto.

               (d) DIVIDENDS AND OTHER DISTRIBUTIONS. At the time of any award of Performance Shares, the Committee may, in its sole discretion, award an Eligible Employee or Consultant the right to receive the cash value of any dividends and other distributions that would have been received had Eligible Employee or Consultant held each share of Common Stock referenced by the earned Performance Share Award from the last day of the first year of the Performance Period until the actual distribution to such Participant of the related share of Common Stock or cash value thereof. Such amounts, if awarded, shall be paid to the Participant as and when the shares of Common Stock or cash value thereof are distributed to such Participant.

                                   ARTICLE IX.

                     NON-TRANSFERABILITY AND TERMINATION OF
                             EMPLOYMENT/CONSULTANCY

          9.1. NON-TRANSFERABILITY. No Stock Option or Performance Share shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution. All Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant. Shares of Restricted Stock under Article VII may not be Transferred prior to the date on which shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses. No Award shall, except as otherwise specifically provided by law or herein, be Transferable in any manner, and any attempt to Transfer any such Award shall be void, and no such Award shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Award, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter, that a Non-Qualified Stock Option granted pursuant to Article VI that is otherwise not transferable pursuant to this Article XII is transferable in whole or part and in such circumstances, and under such conditions, as specified by the Committee.

          9.2. TERMINATION OF EMPLOYMENT OR TERMINATION OF CONSULTANCY. The following rules apply with respect to a Participant's Termination of Employment or Termination of Consultancy (the "Plan Default Termination Rules"), unless otherwise provided under Section 9.3 or determined by the Committee at grant or, if no rights of the Participant or Consultant are reduced, thereafter:

               (a) RULES APPLICABLE TO STOCK OPTIONS.

                    (i) TERMINATION BY REASON OF DEATH, DISABILITY OR
               RETIREMENT. If a Participant's Termination of Employment or Termination of Consultancy is by reason of death, Disability or Retirement, all Stock Options held by such Participant may be exercised, to the extent exercisable at the Participant's Termination of Employment or Termination of Consultancy, by the Participant (or, in the case of death, by the legal representative of the Participant's estate) at any time within a period of one year from the date of such Termination of Employment or Termination of Consultancy, but in no event beyond the expiration of the stated respective terms of such Stock Options; provided, however, that, in the case of Retirement, if the Participant dies within such exercise period, all unexercised Stock Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options.

                    (ii) TERMINATION BY THE COMPANY WITHOUT CAUSE; TERMINATION
               FOR GOOD REASON. If (a) a Participant's Termination of Employment or Termination of Consultancy is by involuntary termination without Cause or (b) an Eligible Employee's Termination of Employment is by such individual for Good Reason, then all Stock Options held by such Participant may be exercised, to the extent exercisable at Termination of Employment or Termination of Consultancy, by such Participant at any time within a period of 90 days from the date of such Termination of Employment or Termination of Consultancy, but in no event beyond the expiration of the stated term of such Stock Options.

                    (iii) VOLUNTARY TERMINATION. If a Participant's Termination
               of Employment or Termination of Consultancy is voluntarily terminated (other than a voluntary termination described in Section 9(a)(iv)(B) below), all Stock Options held by such Participant may be exercised, to the extent exercisable at Termination of Employment or Termination of Consultancy, by the Participant at any time within a period of 30 days from the date of such Termination of Employment or Termination of Consultancy, but in no event beyond the expiration of the stated terms of such Stock Options and Stock Appreciation Rights.

                    (iv) TERMINATION FOR CAUSE. If a Participant's Termination
               of Employment or Termination of Consultancy (A) is for Cause or
               (B) is a voluntary termination (as provided in subsection (iii) above) within 90 days after an event which would be grounds for a Termination of Employment or Termination of Consultancy for Cause, all Stock Options held by such Participant shall thereupon terminate and expire as of the date of such Termination of Employment or Termination of Consultancy.

               (b) RULES APPLICABLE TO RESTRICTED STOCK. Subject to the applicable provisions of the Restricted Stock Award Agreement and this Plan, upon a Participant's Termination of Employment or Termination of Consultancy for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.

               (c) RULES APPLICABLE TO PERFORMANCE SHARES. Subject to the applicable provisions of the Award Agreement and this Plan, upon a Participant's Termination of Employment or Termination of Consultancy for any reason during a Performance Period or other period or restriction as may be applicable for a given Award, the Performance Shares in question will vest (to the extent applicable and to the extent permissible under Section 162(m) of the Code) or be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.

          9.3. RULES APPLICABLE TO ELIGIBLE EMPLOYEES WITH EMPLOYMENT AGREEMENTS. Notwithstanding anything in this Plan to the contrary, to the extent that the terms of an Eligible Employee's Employment Agreement are inconsistent with the Plan Termination Default Provisions at the time of grant of an Award, then, unless otherwise required by law or agreed to by the employee, the terms of such Employment Agreement shall be incorporated into the Eligible Employees Award Agreement hereunder.


                                   ARTICLE X.

                          CHANGE OF CONTROL PROVISIONS

          10.1. BENEFITS. Upon the occurrence of a Change of Control of the Company (as defined below), except as determined by the Committee upon the grant of an Award or, if no rights of the Participant are reduced, thereafter, the Participant shall be entitled to the following benefits:

               (a) Subject to paragraph (b) and Section 10.3 below, all outstanding Stock Options granted shall be fully vested and immediately exercisable in their entirety. The Committee, in its sole discretion, may provide for the purchase of any Stock Options by the Company or its Affiliates for an amount of cash equal to the excess of the Change of Control Price (as defined below) of the shares of Common Stock covered by such Stock Options, over the aggregate exercise price of such Stock Options. For purposes of this Section 10.1, Change of Control Price shall mean the the highest price per share of Common Stock paid in any transaction related to the Change of Control of the Company.

               (b) Notwithstanding anything to the contrary herein, unless the Committee provides otherwise, at the time a Stock Option is granted to a Participant hereunder or, if no rights of the Participant are reduced, thereafter, no acceleration of exercisability shall occur with respect to such Stock Option if the Committee reasonably determines in good faith, prior to the occurrence of the Change of Control, that the Options shall be honored or assumed, or new rights substituted therefor (each such honored, assumed or substituted option hereinafter called an "Alternative Option"), by a Participant's employer (or the parent or a subsidiary of such employer) immediately following the Change of Control, provided that any such Alternative Option must meet the following criteria:

                    (i) the Alternative Option must be based on stock which is traded on an established securities market, or which will be so traded within thirty (30) days of the Change of Control;

                    (ii) the Alternative Option must provide such Participant
               with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option, including, but not limited to, an identical or more favorable exercise schedule; and

                    (iii) the Alternative Option must have economic value
               substantially equivalent to the value of such Option (determined at the time of the Change of Control).

          For purposes of Incentive Stock Options, any assumed or substituted Option shall comply with the requirements of Treasury Regulation ss. 1.425-1 (and any amendments thereto).

               (c) Any Period of Restriction or other restrictions with respect to outstanding Restricted Stock awards shall lapse.

               (d) The target payout opportunities attainable under all outstanding Awards of Restricted Stock Performance Units and Performance Shares shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out in cash to Participants within thirty (30) days following the effective date of the Change in Control a pro rata amount based upon an assumed achievement of all relevant performance goals and upon the length of time within the Performance Period which has elapsed prior to the Change in Control.

          10.2. CHANGE OF CONTROL. With respect to any Eligible Employee or a Consultant, a "Change in Control" shall have the meaning set forth in the individual's Award Agreement or if any such individual is covered by an Employment Agreement, the meaning set forth in such Employment Agreement.


                                   ARTICLE XI.

                      TERMINATION OR AMENDMENT OF THE PLAN

          11.1. TERMINATION OR AMENDMENT. Notwithstanding any other provision of the Plan, the Board or the Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in this Article XI), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, that without the approval of the stockholders of the Company in accordance with the laws of the State of Delaware, to the extent required by the applicable provisions of Rule 16b-3 or Section 162(m) of the Code, or to the extent applicable to Incentive Stock Options,
     Section 422 of the Code, no amendment may be made that would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan; (ii) increase the maximum individual Participant limitations for a fiscal year under Section 4.1(b); (iii) change the classification of employees or consultants eligible for Award grants under the Plan; (iv) extend the maximum Stock Option term under Section 6.3(b); (v) decrease the minimum option price of any Stock Option; (vi) extend the maximum option period under Section 6.3; (vii) materially alter the Performance Criteria for the Award of Restricted Stock or Performance Shares as set forth in Exhibit A; or (viii) require stockholder approval in order for this Plan to continue to comply with the applicable provisions of Section 162(m) of the Code or, to the extent applicable to Incentive Stock Options, Section 422 of the Code. In no event may this Plan be amended without shareholder approval in a manner that would require such approval under the rules of any exchange or system on which the Company's securities are listed or traded at the request of the Company.

          The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any Participant without the Participant's consent.


                                  ARTICLE XII.

                                  UNFUNDED PLAN

          12.1. UNFUNDED STATUS OF PLAN. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.


                                  ARTICLE XIII.

                               GENERAL PROVISIONS

          13.1. LEGEND. The Committee may require each person receiving shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on Transfer.

          All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          13.2. OTHER PLANS. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

          13.3. NO RIGHT TO EMPLOYMENT/CONSULTANCY. Neither the Plan nor the grant of any Award hereunder shall give any Participant or other employee or Consultant any right with respect to continuance of employment by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee or Consultant is employed to terminate his employment or Consultancy at any time.

          13.4. WITHHOLDING OF TAXES. The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock, or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company.

          Any such withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

          13.5. LISTING AND OTHER CONDITIONS.

               (a) Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until, such shares are so listed, and the right to exercise any Option with respect to such shares shall be suspended until such listing has been effected.

               (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

               (c) Upon termination of any period of suspension under this
          Section 14.5, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

               (d) A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

          13.6. GOVERNING LAW. The Plan shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

          13.7. CONSTRUCTION. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

          13.8. OTHER BENEFITS. No Award payment under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation unless specifically provided to the contrary under the plan.

          13.9. COSTS. The Company shall bear all expenses included in administering the Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.

          13.10. NO RIGHT TO SAME BENEFITS. The provisions and terms of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

          13.11. DEATH/DISABILITY. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant's death or Disability and to supply it with a copy of the will (in the case of the Participant's death) or such other evidence as the Committee deems necessary to establish the validity of the Transfer of an Award. The Committee may also require that the agreement of the transferee be bound by all of the terms and conditions of the Plan.

          13.12. SECTION 16(B) OF THE EXCHANGE ACT. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

          13.13. SEVERABILITY OF PROVISIONS. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

          13.14. HEADINGS AND CAPTIONS. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.


                                  ARTICLE XIV.

                             EFFECTIVE DATE OF PLAN

     The Plan shall become effective upon adoption by the Board, subject to the approval of this Plan by the stockholders of the Company in accordance with the laws of the State of Delaware and the requirements of any applicable national securities exchange or automated quotation system or such later date as provided in the adopting resolution, provided, that, the stockholders' approval of the Joint Plan of Reorganization shall be deemed to satisfy the stockholder and approval requirement set forth in the foregoing sentence.


                                   ARTICLE XV.

                                  TERM OF PLAN

     No Award shall be granted pursuant to the Plan on or after the tenth (10th) anniversary of the earlier of the date this Plan is adopted or the date of stockholder approval, but Awards granted prior to such tenth (10th) anniversary may extend beyond that date.

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                                  ARTICLE XVI.

                                  NAME OF PLAN

     The Plan shall be known as the "Golden Books Family Entertainment, Inc. 1999 Equity Award Plan."

                                    EXHIBIT A

                              PERFORMANCE CRITERIA

          Performance Goals established for purposes of conditioning the grant of an Award of Restricted Stock based on performance or the vesting of performance-based Awards of Restricted Stock or Performance Shares shall be based on one or more of the following performance criteria ("Performance Criteria"): (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, income before income taxes and extraordinary items, net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, funds from operation of real estate investments or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company's bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in return on capital employed or return on invested capital;
(vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders' equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in the fair market value of the shares of the Company's common stock; and (x) the growth in the value of an investment in the Company's common stock assuming the reinvestment of dividends. For purposes of item (i) above, "extraordinary items" shall mean all items of gain, loss or expense for the fiscal year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a corporate transaction (including, without limitation, a disposition or acquisition) or related to a change in accounting principle, all as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board.

     In addition, such Performance Criteria may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Code Section 162(m), but only to the extent permitted under Code Section 162(m) (including, without limitation, compliance with any requirements for stockholder approval), the Committee may: (i) designate additional business criteria on which the Performance Criteria may be based or (ii) adjust, modify or amend the aforementioned business criteria.